Exhibit 99.1

NEWS RELEASE

For Release:	Immediate
Contact:	Ted Detrick, Investor Relations – (215) 761-1414
Wendell Potter, Media Relations – (215) 761-4450

CIGNA Reaffirms Earnings Guidance for 2008

    PHILADELPHIA, March 12, 2008/Business Wire/ -- CIGNA Corporation (NYSE: CI) announced today that it is reaffirming its guidance for full year 2008 consolidated adjusted income from operations¹ to be in the range of $1.165 billion to $1.225 billion, or $4.05 to $4.25 per share² and adjusted income from operations3 for the Health Care segment to be in the range of $740 million to $780 million. Additionally, for full year 2008, CIGNA reaffirmed medical membership growth of 2% to 5% and medical cost trend for the total book of business to be in the range of 6.5% to 7.5%. The medical membership estimate excludes the impact of membership growth related to the pending acquisition of Great-West Healthcare.

CIGNA also announced that, in connection with the acquisition of the U.S. health care business of Great-West Life & Annuity Insurance Company and its affiliates, the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired and the Company has received approvals from the insurance departments of nine states. The Company expects to obtain approvals from six additional states prior to March 31, 2008.  CIGNA continues to target April 1, 2008 to close the acquisition of Great-West Healthcare.

The foregoing statements represent management's current estimate of CIGNA's consolidated and Health Care segment adjusted income from operations as of the date of this release.  Actual results may differ materially depending on a number of factors, and investors are urged to read the Cautionary Statement included in this release for a description of those factors. Management does not assume any obligation to update these estimates.

   CIGNA Corporation and its subsidiaries constitute one of the largest investor owned health and related benefits organizations in the United States.  Its subsidiaries are major providers of health and related benefits offered through the workplace, including health care products and services, group life, accident and disability insurance.  As of December 31, 2007, CIGNA Corp. and its subsidiaries had shareholders' equity of $4.7 billion.  Full-year 2007 revenues totaled $17.6 billion.  Web site: http://www.cigna.com.

Notes:

1.
Beginning in 2008, adjusted income (loss) from operations will be defined as income from continuing operations excluding realized investment results, the GMIB business results, and special items. The 2008 GMIB results are expected to include charges associated with the adoption of Statement of Financial Accounting Standards No. 157, entitled "Fair Value Measurements", which clarifies the measurement of and expands disclosures regarding the fair valuing of certain assets and liabilities. Management's current estimate of the first quarter 2008 after-tax charge associated with the implementation of SFAS 157 is in the range of $125 million to $150 million. Although the implementation and prospective application of SFAS 157 has no economic impact on CIGNA, changes in interest rates, stock market volatility, and other factors may result in changes to the fair value assumptions, which could result in a material adverse or favorable impact on the Run-off Reinsurance segment and CIGNA's results of operations in the first quarter of 2008 and other future periods. For example, based on the interest rate changes, stock market volatility, and other factors that existed on January 31, 2008, CIGNA would have recorded an after-tax charge of approximately $50 million related to the GMIB business in its Run-off Reinsurance segment. Special items for 2008 could include the resolution of certain litigation matters as discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.  Information is not available for management (1) to identify or reasonably estimate additional 2008 special items or (2) to reasonably estimate future realized investment gains (losses) or the GMIB business results due in part to interest rate and stock market volatility and other internal and external factors; therefore it is not possible to provide a forward-looking reconciliation of adjusted income from operations to income from continuing operations.  Adjusted income (loss) from operations is a measure of profitability used by CIGNA’s management because it presents the underlying results of operations of CIGNA’s businesses and permits analysis of trends in underlying revenue, expenses and net income.  Adjusted income (loss) from operations is not determined in accordance with generally accepted accounting principles (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measures, which are, segment earnings (loss), income from continuing operations and net income.

2.	Earnings per share (EPS) are on a diluted basis.

3.
Adjusted income (loss) from operations for the segment is segment earnings (loss) excluding special items.  CIGNA measures the financial results of its segments using segment earnings (loss), which is defined as income (loss) from continuing operations for the segment excluding realized investment results.  Adjusted income (loss) from operations is a measure of profitability used by CIGNA’s management because it presents the underlying results of operations of CIGNA’s businesses and permits analysis of trends in underlying revenue, expenses and net income.  This measure is not determined in accordance with generally accepted accounting principles (GAAP) and should not be viewed as a substitute for the most directly comparable GAAP measure, which is segment earnings (loss).

CAUTIONARY STATEMENT FOR PURPOSES OF THE “SAFE HARBOR” PROVISIONS OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

CIGNA and its representatives may from time to time make written and oral forward-looking statements, including statements contained in press releases, in CIGNA’s filings with the Securities and Exchange Commission, in its reports to shareholders and in meetings with analysts and investors.  Forward-looking statements may contain information about financial prospects, economic conditions, trends and other uncertainties.  These forward-looking statements are based on management’s beliefs and assumptions and on information available to management at the time the statements are or were made.  Forward-looking statements include but are not limited to the information concerning possible or assumed future business strategies, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, trends, and, in particular, CIGNA’s productivity initiatives, litigation and other legal matters, operational improvement in the health care operations, and the outlook for CIGNA’s full year 2008 results. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “may,” “should” or similar expressions.

You should not place undue reliance on these forward-looking statements.  CIGNA cautions that actual results could differ materially from those that management expects, depending on the outcome of certain factors.  Some factors that could cause actual results to differ materially from the forward-looking statements include:

1.	increased medical costs that are higher than anticipated in establishing premium rates in CIGNA’s health care operations, including increased use and costs of medical services;

2.	increased medical, administrative, technology or other costs resulting from new legislative and regulatory requirements imposed on CIGNA’s employee benefits businesses;

3.
challenges and risks associated with implementing operational improvement initiatives and strategic actions in the health care operations, including those related to:  (i) offering products that meet emerging market needs, (ii) strengthening underwriting and pricing effectiveness, (iii) strengthening medical cost and medical membership results, (iv) delivering quality member and provider service using effective technology solutions, and (v) lowering administrative costs;

4.
risks associated with pending and potential state and federal class action lawsuits, purported securities class action lawsuits, disputes regarding reinsurance arrangements, other litigation and regulatory actions challenging CIGNA’s businesses and the outcome of pending government proceedings and federal tax audits;

5.	heightened competition, particularly price competition, which could reduce product margins and constrain growth in CIGNA’s businesses, primarily the health care business;

6.
risks associated with CIGNA's mail order pharmacy business, which, among other things, includes any potential operational deficiencies or service issues as well as loss or suspension of state pharmacy licenses;

7.	significant changes in interest rates for a sustained period of time;

8.	downgrades in the financial strength ratings of CIGNA’s insurance subsidiaries, which could, among other things, adversely affect new sales and retention of current business;

9.
limitations on the ability of CIGNA’s insurance subsidiaries to dividend capital to the parent company as a result of downgrades in the subsidiaries’ financial strength ratings, changes in statutory reserve or capital requirements or other financial constraints;

10.
inability of the program adopted by CIGNA to substantially reduce equity market risks for reinsurance contracts that guarantee minimum death benefits under certain variable annuities (including possible market difficulties in entering into appropriate futures contracts and in matching such contracts to the underlying equity risk);

11.
adjustments to the reserve assumptions (including lapse, partial surrender, mortality, interest rates and volatility) used in estimating CIGNA’s liabilities for reinsurance contracts covering guaranteed minimum death benefits under certain variable annuities;

12.
adjustments to the assumptions (including annuity election rates and reinsurance recoverables) used in estimating CIGNA’s assets and liabilities for reinsurance contracts that guarantee minimum income benefits under certain variable annuities;

13.
significant stock market declines, which could, among other things, result in increased pension expenses of CIGNA’s pension plan in future periods and the recognition of additional pension obligations;

14.
unfavorable claims experience related to workers’ compensation and personal accident exposures of the run-off reinsurance business, including losses attributable to the inability to recover claims from retrocessionaires;

15.	significant deterioration in economic conditions, which could have an adverse effect on CIGNA’s operations and investments;

16.
changes in public policy and in the political environment, which could affect state and federal law, including legislative and regulatory proposals related to health care issues, which could increase cost and affect the market for CIGNA’s health care products and services; and amendments to income tax laws, which could affect the taxation of employer provided benefits, and pension legislation, which could increase pension cost;

17.
potential public health epidemics and bio-terrorist activity, which could, among other things, cause CIGNA’s covered medical and disability expenses, pharmacy costs and mortality experience to rise significantly, and cause operational disruption, depending on the severity of the event and number of individuals affected;

18.	risks associated with security or interruption of information systems, which could, among other things, cause operational disruption;

19.
challenges and risks associated with the successful management of CIGNA’s outsourcing projects or key vendors, including the agreement with IBM for provision of technology infrastructure and related services;

20.	the ability of the parties to satisfy conditions to the closing of the Great-West transaction, including obtaining required regulatory approvals;

21.
the ability to successfully integrate and operate the businesses being acquired from Great-West by, among other things, renewing insurance and administrative services contracts on competitive terms, retaining and growing membership, realizing revenue, expense and other synergies, successfully leveraging the information technology platform of the acquired businesses, and retaining key personnel;

22.
the ability of CIGNA to execute its growth plans by successfully leveraging its capabilities and those of the business being acquired from Great-West to further enhance the combined organization’s network access position, underwriting effectiveness, delivery of quality member and provider service, and increased penetration of its membership base with differentiated product offerings; and

23.	any adverse effect to CIGNA's business or the business being acquired from Great-West due to uncertainty relating to the acquisition transactions.

This list of important factors is not intended to be exhaustive.  Other sections of CIGNA’s most recent Annual Report on Form 10-K, including the “Risk Factors” section, the Cautionary

Statement in Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other documents filed with the Securities and Exchange Commission include both expanded discussion of these factors and additional risk factors and uncertainties that could preclude CIGNA from realizing the forward-looking statements.  CIGNA does not assume any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.